Exhibit 99.1

For Immediate Release Press Contact Joanna Teed Primal Solutions 949.221.8366 Joanna. Teed@primal.com

Primal Announces Executive Team Changes

Management Team Changes Will Make Primal More Market-Focused and Results-Driven

IRVINE, CA., November 12, 2004 – Joseph R. Simrell, CEO of Primal Solutions, Inc., today announced important changes to Primal’s senior management team in the areas of corporate development, marketing, product management and finance.  According to Simrell, these changes are part of a series of initiatives aimed at improving Primal’s abilities to grow revenues and increase stockholder value.

Tim Hoolihan, previously Vice President of Product Management and Marketing for Primal, has assumed the role of Vice President of Strategy and Corporate Development at Primal.  In his new position, Tim will focus on expanding relationships with key partners and customers, and on identifying new business opportunities and market strategies.  Prior to joining Primal in 1998, Tim served as a business consultant to technology companies, co-founded a venture-backed content aggregation service and was a commercial lawyer. Tim earned Bachelor’s and Graduate degrees from the University of California, Berkeley.

New to the Primal team, Susan Wayo has assumed the responsibilities of Vice President of Marketing and Product Management.  Susan brings over 20 years of experience in marketing, product management, software development and consulting with firms in the US and abroad.  Prior to joining Primal, Susan was a principal and consultant with The Gendreau Group, a San Diego based consulting practice focused on revenue strategy development for high technology and communications services clients. Susan has also served as Director of Product Marketing for Entriq/Mindport, a corporation serving cable, satellite and Internet providers, and from 1988 to 2000, Susan worked for Convergys Corporation where she held various roles, including Director of Wireline Marketing, Account Director and Director/Senior Technical Consultant.  Susan earned degrees from the University of Cincinnati and North Central College, Naperville, Ill.

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Primal Solutions, Inc.  •  18881 Von Karman Avenue, Suite 500  •  Irvine, CA  92612

949. 260. 1500  •  949. 260. 1515 fax  •  www.primal.com

Primal Announces Executive Team Changes / 2 – 2 – 2 – 2

Former Primal Chief Financial Officer, Todd Taylor resigned from Primal effective October 15 to pursue new opportunities.  William (Bill) Bousema has joined Primal to assist Mr. Simrell in fulfilling his additional responsibilities as Primal’s Acting CFO.  Bill has extensive experience working with high-growth companies in areas that include strategic planning, financial management, operations and SEC compliance.  During his 30-year career, Bill has served as CFO for several public and private companies, including Starwire, a Sequoia Capital venture-backed portfolio company in the hosted web content management, publishing and syndication space; American Family Holdings, a master-planned community real estate and resort development firm; Aquatec, a consumer hard-goods manufacturer and exporter; and The Irvine Company’s Irvine Land Management Division.  Most recently, Bill led Sarbanes-Oxley Act Section 404 implementation teams at Dow 30 and Fortune 500 listed firms.  Bill is a Certified Public Accountant and was with KPMG and Arthur Andersen.  Bill earned a Bachelor’s Degree from Dordt College, Sioux Center, Iowa.

“These changes to our management team strengthen our ability to execute on our plans to grow Primal,” said Simrell.   “Moving Tim into his new role will allow us to expand the value we bring to our key relationships.  Susan’s industry background and extensive product marketing experience will contribute to enhancing and expanding the solutions we offer, and Bill brings a wealth of knowledge and experience in operating issues for growth companies.”

About Primal

Primal Solutions, Inc. (OTC Bulletin Board: PSOL - News) is a communications software company offering services and solutions that allow communication service providers to generate more revenue from their IP networks. Primal’s products provide mission-critical solutions for companies offering Voice-over-IP (VoIP), cable and broadband, long distance, and wireless networks and services.  Primal’s products include Access IM® Network Mediation, Connect RTR™ Real Time Rating, and related services and solutions.  Primal is headquartered in Irvine, California.  Information on Primal and its products is available at www.primal.com.

Forward-looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of known and unknown risks and uncertainties that may cause the company’s actual results or outcomes to be materially different from those anticipated and discussed herein.  These include the company’s historic lack of profitability, end-use customers’ acceptance and actual demand, which may differ significantly from expectations, the need for the company to manage its growth, the need to raise funds for operations, and other risks associated with the regulation of the Internet and the telecommunications industry.  Additional discussion of these and other factors affecting the company’s business and prospects is contained in the company’s periodic filings with the Securities and Exchange Commission.

Primal and the Primal logo are trademarks of Primal Solutions, Inc. All other trademarks and product names are the property of their respective owners.

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Primal and the Primal logo are trademarks of Primal Solutions, Inc.
All other trademarks and product names are the property of their respective owners.